Exhibit 10.8

DOMAIN NAME AND SOCIAL MEDIA ASSIGNMENT

This Domain Name and Social Media Assignment (this “Assignment”) is effective as of February 12, 2020, by and among Craig Jalbert, as Assignee of DAI Holding, LLC pursuant to that certain Trust Agreement and Assignment for the Benefit of Creditors (the “Assignor”) and TA Outfitters, LLC, an Ohio limited liability company (“Assignee”) with a principal place of business at 5345 Creek Road, Blue Ash, Ohio 45242, and is made in connection with that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Assignor and Assignee. All capitalized terms used but not defined in this Assignment have the meanings given to them in the Purchase Agreement.

1. Assignment. Assignor, for good and valuable consideration received, hereby sells, assigns, and transfers to Assignee, its successors and assigns, all of the Assignor’s worldwide rights, title, and interests in and to the domain names and social media accounts and handles (collectively, the “Domain Names”) included in the Purchased Assets pursuant to the terms and conditions of the Purchase Agreement (the “Acquired Domain Names”), including, without limitation, the Domain Names set forth in the attached Schedule A, and including without limitation any and all legal actions and rights and remedies at law or in equity for past, present, or future infringements, misappropriations, or other violations of the Acquired Domain Names, including, without limitation, the right to sue for, collect, and retain all damages, profits, proceeds, and all other remedies associated therewith.

2. Transfer. Assignor hereby authorizes and requests the applicable registration authority to transfer the Acquired Domain Names from the Assignor to Assignee.

3. Terms of Purchase Agreement. All the terms of the Purchase Agreement are incorporated herein by this reference. In the event of a conflict between the terms and conditions of this Assignment and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement will govern, supersede, and prevail. Notwithstanding anything to the contrary in this Assignment, nothing herein is intended to, nor will it, limit or otherwise alter the representations, warranties, covenants, and obligations of the parties contained in the Purchase Agreement or the survival thereof.

4. Successors and Assigns. This Assignment will be binding upon and enforceable against Assignor and its respective successors and permitted assigns and will inure to the benefit of and be enforceable by Assignee and its successors and permitted assigns.

5. No Third-Party Beneficiary. There are no intended third party beneficiaries of this Agreement.

6. Governing Law. This Assignment will be governed by and construed in accordance with the domestic Laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the Commonwealth of Massachusetts.

7. Severability. Any term or provision of this Assignment that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. It is understood that any finding of invalidity of one assignment as effected hereby will not affect the assignment of other Acquired Domain Names.

8. Counterparts. This Assignment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. An executed signature page of this Assignment delivered by facsimile or PDF transmission will be as effective as an original executed signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Domain and Social Media Assignment as of the date first written above.

CRAIG JALBERT, AS ASSIGNEE OF DAI HOLDING, LLC

By:	/s/ Craig Jalbert
Name:	Craig Jalbert
Title:	Assignee

Commonwealth of Massachusetts)

County of

On the         of February 2020, before me, personally appeared Craig Jalbert, Assignee of DAI Holding, LLC, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Accepted by:

TA Outfitters, LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

[Signature Page to Domain Name and Social Media Assignment]

Schedule A

Acquired Domain Names

Territory Ahead Domain Names

Domain Name	TLD	Registration Date	Expiration Date	Status
teritoryahead.com	com	27-Sep-1999	27-Sep-2021	Active
territoryahead.com	com	07-Jan-1997	05-Jan-2022	Active
territoryahead.fashion	fashion	15-Apr-2015	15-Apr-2020	Active
territoryemail.com	com	03-Oct-2013	03-Oct-2021	Active
theterritoryahead.com	com	29-Dec-1998	29-Dec-2019	Active
ttahead.com	com	20-Sep-1995	19-Sep-2021	Active

email addresses used by the Seller that interface with customers

Territory Ahead:	territoryahead@email.territoryahead.com
service@cs.ttahead.com

Territory Ahead Social handles

Facebook: https://www.facebook.com/ territoryahead/

Twitter: https://twitter.com/ territoryahead/

Instagram: https://www.instagram.com/ territoryahead/

Pinterest: http://www.pinterest.com/ territoryahead/

LinkedIn: https://www.linkedin.com/company/ the-territory-ahead.com